Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

CCSC Technology International Holdings Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0005 per share	(1)	457(o)	0	$0.00	$14,000,000.00	0.0001531	$2,143.40
Fees to be Paid	Equity	Common warrants	(2)	Other	0	0.00	0.00	0.0001531	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the common warrants	(3)	457(o)	0	$0.00	$33,600,000.00	0.0001531	$5,144.16

Total Offering Amounts:							$47,600,000.00		7,287.56
Total Fees Previously Paid:									4,050.00
Total Fee Offsets:									0.00
Net Fee Due:									$3,237.56

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Offering Note(s)

(1)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

This estimate is made pursuant to Rule 457(o) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.
(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

This estimate is made pursuant to Rule 457(o) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Class A ordinary shares underlying the common warrants are registered hereby, no separate registration fee is required with respect to the common warrants registered hereby.
(3)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional Class A ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

This estimate is made pursuant to Rule 457(o) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

Based on an assumed per-share exercise price for the warrants of 120% of the public offering price of the Class A ordinary shares.